Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of TGC Industries, Inc. on Amendment No. 1 to Form SB-2 (File No. 333-128018) of our report, dated February 21, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Lane Gorman Trubitt, L.L.P.

Dallas, Texas
September 19, 2005